UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- September 20, 2013
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting (the “Annual Meeting”) of shareholders of U.S. Geothermal Inc. (the “Company”) held on September 20, 2013, the shareholders of the Company: (1) elected each of the five director nominees set forth below to serve as a director of the Company until the next annual meeting of shareholders or until a successor is duly elected and qualified; (2) ratified the continued appointment of MartinelliMick PLLC as the Company’s independent auditor for the fiscal year ending December 31, 2013; (3) approved, on an advisory basis, the Company’s executive compensation; and (4) approved the Company’s 2009 Stock Incentive Plan. The final voting results of each of the proposals submitted to a vote of the shareholders of the Company at the Annual Meeting are set forth below.

(1)	To elect the following five directors, each to serve until the next annual meeting of shareholders or until a successor is duly elected and qualified:

	Number of Shares
	Voted For	Vote Withheld	Broker Non-Votes
Dennis J. Gilles	24,351,960	5,382,161	40,445,473
Douglas J. Glaspey	24,246,464	5,487,657	40,445,473
Paul A. Larkin	23,980,191	5,753,930	40,445,473
Leland L. Mink	29,112,586	621,535	40,445,473
John H. Walker	29,087,893	646,228	40,445,473

(2)	To ratify the continued appointment of MartinelliMick PLLC as the Company’s independent auditor for the fiscal year ending December 31, 2013:

Number of Shares
	Voted		Broker Non-
Voted For	Against	Abstain	Votes
67,970,167	1,674,377	535,050	-

(3)	To approve, on an advisory basis, the Company’s executive compensation:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-votes
26,728,341	1,593,447	1,412,333	40,445,473

(4)	To approve the Company’s 2009 Stock Incentive Plan:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-votes
23,818,479	5,299,162	616,480	40,445,473

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 23, 2013	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer